UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2021

NeuroBo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, Office 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 702-9600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2021, Mr. Tae Heum (Ted) Jeong provided notice of his resignation from the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc. (the “Company”), effective immediately. Dr. Jeong’s resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices. In connection with the resignation of Dr. Jeong, the Board reduced the size of the Board from eight members to seven members.

On January 11, 2021, Douglas J. Swirsky, a current director of the Company was elected Chairman of the Board and appointed Chairman of the Audit Committee. Mr. Jeong Gyun Oh, a current director of the Company was appointed to the Audit Committee. The Board has determined that each of Mr. Swirsky and Mr. Oh are independent in accordance with the listing standards of Nasdaq and the Company’s internal policies, and that each otherwise meets all applicable requirements to serve on the Audit Committee, including the rules and regulations of the Securities and Exchange Commission (“SEC”). In addition, the Board has determined that each of Mr. Swirsky and Mr. Oh qualify as an “audit committee financial expert” pursuant to SEC rules and regulations.

On January 11, 2021, Nicola Shannon resigned as the Company’s Vice President of Clinical Operations effective January 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: January 13, 2021	By:	/s/ Richard Kang
Richard Kang
President and Chief Executive Officer